Exhibit 31.3

CERTIFICATIONS

I, Michael R. Davin, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Cynosure, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ MICHAEL R. DAVIN
Michael R. Davin President, Chief Executive Officer and Chairman of the Board of Directors

Date: March 21, 2017